Back to Form 8-K	Exhibit 99.1

WellCare Issues 2017 Annual Guidance
Reaffirms 2016 Annual Guidance

TAMPA, Fla. (Dec. 19, 2016) - WellCare Health Plans, Inc. (NYSE: WCG) today issued full-year 2017 guidance and reaffirmed its full-year 2016 guidance. For the full-year 2017, the company expects its adjusted earnings per diluted share (EPS) to be in the range of $6.00 to $6.25. For the full-year 2016, WellCare continues to expect adjusted EPS to be in a range of $5.35 to $5.45.
WellCare’s full-year 2017 guidance includes its pending acquisition of Care1st Health Plan Arizona, Inc. and One Care by Care1st Health Plan of Arizona, Inc. (together, “Care1st Arizona”) that is expected to close on January 1, 2017, but does not include its pending acquisition of Universal American Corp. that is expected to close in the second quarter of 2017.
Refer to the Appendix of this press release for the guidance table that includes specific 2017 and 2016 guidance metrics, related footnotes and the basis of presentation. In addition to the information in this release, a presentation describing the highlights of WellCare’s full-year 2017 guidance can be accessed via the following link: http://ir.wellcare.com/presentations.
Full-Year 2017 Guidance Highlights
Compared with the midpoints of WellCare’s 2016 guidance metrics, the midpoints of the company’s 2017 guidance metrics reflect the following assumptions:

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Total GAAP* and adjusted premium revenues are expected to increase 9 percent and 11 percent year over year, respectively, primarily as a result of organic growth in the company’s Medicaid and Medicare Health Plans segments and the acquisition of Care1st Arizona.

•	Medicaid Health Plans GAAP and adjusted premium revenues are expected to increase by 10 percent and 13 percent year over year, respectively, primarily reflecting:

-	the company’s Nebraska Medicaid contract award effective January 1, 2017;
-	the Missouri Medicaid reprocurement that includes geographic expansion statewide and is expected to begin on May 1, 2017; and
-	the Care1st Arizona acquisition.
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WellCare expects that the aforementioned items will be partially offset by the addition of a fourth managed care company to Georgia’s Medicaid program that is anticipated to be effective on July 1, 2017.

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In addition, 2017 GAAP Medicaid Health Plans premium revenue will be affected by the elimination of Medicaid reimbursement revenue associated with the Affordable Care Act Health Insurer Fee (“ACA industry fee”) moratorium.

•	Medicare Health Plans premium revenue is expected to increase approximately 9 percent year over year due to organic growth as a result of the company’s 2017 bid positioning.

*Generally Accepted Accounting Principles (“GAAP”)

•
Medicare Prescription Drug Plans (PDP) premium revenue is expected to increase approximately 4.5 percent year over year primarily due to organic growth as a result of the company’s 2017 bid positioning.

•	The GAAP and adjusted Medicaid Health Plans medical benefits ratios (MBR) are expected to increase 310 basis points and 75 basis points year over year, respectively, primarily reflecting:

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Florida Medicaid retroactive premium revenue, recognized in 2016, related to underpayments for specific benefits in Florida for periods prior to 2016, which the company does not expect to recur in 2017;

-	the addition of new Medicaid business that has a higher MBR than the company’s more mature Medicaid businesses; and
-	a low single-digit Medicaid rate increase environment.
-	The GAAP Medicaid Health Plans MBR will also reflect the effect of the ACA industry fee moratorium in 2017 and the resulting elimination of associated Medicaid reimbursement revenue.
-	WellCare expects that the aforementioned items will be partially offset by the effect of continued momentum from ongoing clinical initiatives.

•
The Medicare Health Plans MBR is expected to increase 100 basis points year over year primarily as a result of increased investments in quality and bid process considerations due to the ACA industry fee moratorium partially offset by continued momentum from ongoing clinical initiatives.

•	The Medicare PDP MBR is expected to increase 350 basis points year over year due to the result of the company’s 2017 bid positioning.

•
GAAP and adjusted depreciation and amortization (D&A) expense are expected to increase year over year due to higher capital expenditures in previous years. The GAAP D&A expense also reflects expected additional amortization expense as a result of the Care1st Arizona acquisition.

•	The adjusted effective income tax rate is expected to decrease year over year primarily due to the effect of the 2017 ACA insurer fee moratorium.
The company noted that, excluding $0.22 per diluted share in out-of-period Florida retroactive premium revenue that was recorded in 2016, it expects its 2017 adjusted EPS to increase approximately 18 percent year over year compared with the 2016 adjusted EPS guidance midpoint.

About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 3.8 million members nationwide as of September 30, 2016. For more information about WellCare, please visit the company’s website at www.wellcare.com.

APPENDIX

Guidance Metric	2017 Guidance as of December 19, 2016	2016 Guidance As of December 19, 2016

Segment premium revenue:
GAAP Medicaid Health Plans	$10.3B to $10.7B	$9.500B to $9.575B
Adjusted Medicaid Health Plans(1)	$10.2B to $10.6B	$9.150B to $9.225B
Medicare Health Plans	$4.1B to $4.3B	$3.825B to $3.900B
Medicare PDP	$825M to $900M	$800M to $850M
Total GAAP premium revenue	$15.225B to $15.900B	$14.125B to $14.325B
Total adjusted premium revenue(1)	$15.125B to $15.800B	$13.775B to $13.975B

Medicaid ACA industry fee reimbursement	N/A	$240M to $244M
Investment & other income	$18M to $21M	$15M to $16M

Segment MBR:
GAAP Medicaid Health Plans	88.60% to 89.60%	85.75% to 86.25%
Adjusted Medicaid Health Plans(1)	89.50% to 90.50%	89.00% to 89.50%
Medicare Health Plans	85.50% to 86.75%	84.75% to 85.50%
Medicare PDP	80.50% to 82.50%	77.50% to 78.50%

Adjusted SG&A ratio(2)(6)	7.7% to 7.9%	~7.9%
ACA industry fee expense	N/A	$228.4M
GAAP D&A expense	$100M to $105M	$88.5M to $89.5M
Adjusted D&A expense(3)	$87M to $91M	$78M to $79M
Interest expense	$58M to $60M	$59M to $60M
Adjusted effective income tax rate(4)(6)	37.50% to 39.00%	54.25% to 55.50%

Adjusted earnings per diluted share(5)(6)	$6.00 to $6.25	$5.35 to $5.45
* Refer to the basis of presentation for a discussion of non-GAAP financial measures
(1) Excludes an estimated $113.0 million to $118.0 million in Medicaid premium taxes in 2017. Excludes an estimated $109.0 million to $112.0 million in Medicaid premium taxes and an estimated $240.0 million to $244.0 million in Medicaid ACA industry fee reimbursement in 2016.

(2) Excludes estimated Medicaid premium taxes and investigation-related costs in 2017. Excludes the following items in 2016: $1.7 million in Sterling divestiture costs; estimated Medicaid premium taxes and Medicaid ACA industry fee reimbursement; $5.2 million in Iowa SG&A costs, $4.9 million in PBM transitory costs and investigation-related costs.

(3) Excludes an estimated $13.0 million to $14.0 million of acquisition-related amortization expense in 2017. Excludes an estimated $10.5 million of acquisition-related amortization expense in 2016.
(4) Excludes the estimated income tax effect associated with the investigation-related costs and acquisition-related amortization expenses in 2017. Excludes the estimated income tax effect associated with the investigation-related costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs, and acquisition-related amortization expenses in 2016.

(5) The company estimates adjusted earnings per diluted share guidance by adjusting GAAP net income for the estimated net of tax effect of investigation-related costs and acquisition-related amortization expense in 2017. The company estimates adjusted earnings per diluted share guidance by adjusting GAAP net income for the estimated net of tax effect of investigation-related costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs, and acquisition-related amortization expenses in 2016.

(6) WellCare is not able to project the amount of future investigation-related costs and, therefore, cannot reconcile these metrics to total projected GAAP metrics.

2017 Basis of Presentation
In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the company’s performance. Earnings per share, net income and, as noted below, other specific operating and financial results have been adjusted for the effect of certain expenses related to previously disclosed government investigations and related litigation and resolution costs (“investigation-related costs”); and amortization expense associated with prior acquisitions (“acquisition-related amortization expenses”). Management believes these items are not indicative of long-term business operations performance.
The company is not able to project at the time of this press release the amount of future expenses associated with investigation-related costs and, therefore, cannot reconcile projected non-GAAP metrics affected by this item to projected GAAP metrics.
Following is a description of the adjustments made to 2017 GAAP measures used to calculate the non-GAAP measures used in this news release.
Adjusted premium revenue (non-GAAP) = Total premium revenue (GAAP) less Medicaid premium taxes revenue. The company’s adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.
MBR (GAAP) = medical benefits expense divided by total premium revenue (GAAP).
Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company’s adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.
SG&A expense ratio (GAAP) = SG&A expense (GAAP) divided by total premium revenue (GAAP).
Adjusted SG&A expense (non-GAAP) = SG&A expense (GAAP) less investigation-related costs.
Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted premium revenue.
Adjusted depreciation & amortization = depreciation & amortization expense (GAAP) less acquisition-related amortization expenses.
Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less investigation-related costs and acquisition-related amortization expenses.
Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.
Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.
Adjusted net income (non-GAAP) = adjusted income before taxes less adjusted income tax expense.
Net income margin (GAAP) = net income (GAAP) divided by total premium revenue (GAAP).
Adjusted net income margin (non-GAAP) = adjusted net income divided by adjusted premium revenue.
Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

2016 Basis of Presentation
In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the company’s performance. Earnings per share, net income and, as noted below, other specific operating and financial results have been adjusted for investigation-related costs; transitory costs related to the company’s decision to change its pharmacy benefit manager as of January 1, 2016 (“PBM transitory costs”); certain nonrecurring incurred Iowa-related SG&A expenses relating to readiness costs, certain wind-down costs of WellCare's Iowa operations and certain legal costs (“Iowa SG&A costs”); costs related to the divestiture of Sterling (“Sterling divestiture costs”) and acquisition-related amortization expenses.
The company is not able to project at the time of this press release the amount of future investigation-related costs and, therefore, cannot reconcile projected non-GAAP metrics affected by this item to projected GAAP metrics.
Following is a description of the adjustments made to 2016 GAAP measures used to calculate the non-GAAP measures used in this news release.
Adjusted premium revenue (non-GAAP) = Total premium revenue (GAAP) less Medicaid premium taxes revenue and Medicaid reimbursements of the ACA industry fee. The company’s adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.
MBR (GAAP) = medical benefits expense divided by total premium revenue (GAAP).
Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company’s adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.
SG&A expense ratio (GAAP) = SG&A expense (GAAP) divided by total premium revenue (GAAP).
Adjusted SG&A expense (non-GAAP) = SG&A expense (GAAP) less investigation-related costs, PBM transitory costs, Sterling divestiture costs and Iowa SG&A costs.
Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted premium revenue.
Adjusted depreciation & amortization = depreciation & amortization expense (GAAP) less acquisition-related amortization expenses.
Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less investigation-related costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs, and acquisition-related amortization expenses.
Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.
Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.
Adjusted net income (non-GAAP) = adjusted income before taxes less adjusted income tax expense.
Net income margin (GAAP) = net income (GAAP) divided by total premium revenue (GAAP).
Adjusted net income margin (non-GAAP) = adjusted net income divided by adjusted premium revenue.
Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the company’s financial outlook, the start date of new Medicaid programs, and the timing, closing and financial impact of pending acquisitions contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the timing and ability to satisfy closing conditions for pending acquisitions, including receipt of regulatory approvals, adjustments to the purchase price of pending acquisitions and the manner of payment of the purchase price for pending acquisitions, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, WellCare’s ability to meet the requirements of readiness reviews, and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission (“SEC”), included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:

Investor:	Media:
Angie McCabe	Crystal Warwell Walker
Vice President, Investor Relations	Senior Director, External Communications
813-206-6958	813-206-2697
angie.mccabe@wellcare.com	crystal.walker@wellcare.com